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                                                                 EXHIBIT 10.26.7

                                                                       EXHIBIT G

                                    [Form of]

                             PERFECTION CERTIFICATE

        Reference is made to (a) the Collateral Agency and Intercreditor Agreement dated as of September 17, 1999 (as amended, supplemented or otherwise modified from time to time, the "Collateral Agency and Intercreditor Agreement"), among Cricket Wireless Communications, Inc. (the "Borrower"), the Representatives and Unrepresented Holders referred to therein and State Street Bank and Trust Company, as collateral agent (in such capacity, the "Collateral Agent") and (b) the Security Agreement dated as of September 17, 1999 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), among the Grantors (as defined therein) and the Collateral Agent. Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Collateral Agency and Intercreditor Agreement and the Security Agreement.

        The undersigned, a Financial Officer and the chief legal officer, respectively, of the Borrower, hereby certify to the Collateral Agent and each other Secured Party as follows:

        1. Names. (a) The exact corporate name of each Grantor, as such name appears in its respective certificate of incorporation, is as follows:

        (b) Set forth below is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change:

        (c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.


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        (d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

        (e) Set forth below is the Federal Taxpayer Identification Number of each Grantor:

        2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor           Mailing Address            County            State
-------           ---------------            ------            -----

        (b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an "*"):

Grantor           Mailing Address            County            State
-------           ---------------            ------            -----

        (c) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a) or (b) above:

Grantor           Mailing Address            County            State
-------           ---------------            ------            -----


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        (d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Collateral not identified above:

Grantor           Mailing Address            County            State
-------           ---------------            ------            -----

        (e) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor           Mailing Address            County            State
-------           ---------------            ------            -----

        3. Unusual Transactions. All Accounts Receivable have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

        4. File Search Reports. Attached hereto as Schedule 4(A) are true copies of file search reports from the Uniform Commercial Code filing offices where filings described in Schedule 6 are to be made. Attached hereto as Schedule 4(B) is a true copy of each financing statement or other filing identified in such file search reports.

        5. UCC Filings. Duly signed financing statements on Form UCC-1 in substantially the form of Schedule 5 hereto have been prepared for filing in the Uniform Commercial Code filing office in each jurisdiction where a Grantor has Collateral as identified in Section 2 hereof.

        6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings


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described in Section 5 above, each filing and the filing office in which such filing is to be made.

        7. Stock Ownership. Attached hereto as Schedule 7 is a true and correct list of all the duly authorized, issued and outstanding Equity Interests of the Borrower and each Subsidiary Loan Party and the record and beneficial owners of such stock. Also set forth on Schedule 7 is each equity investment of the Borrower and each Subsidiary Loan Party that represents 50% or less of the equity of the entity in which such investment was made.

        8. Notes. Attached hereto as Schedule 8 is a true and correct list of all notes held by the Borrower and each Subsidiary Loan Party and all intercompany notes between the Borrower and each Subsidiary Loan Party and between each Subsidiary Loan Party and each other Subsidiary Loan Party.

        9. Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by the Borrower to any Subsidiary Loan Party or made by any Subsidiary Loan Party to the Borrower or any other Subsidiary Loan Party, which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Pledge Agreement, and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Borrower or any Subsidiary Loan Party.

        10. Mortgage Filings. Attached hereto as Schedule 10 is a schedule setting forth, with respect to each Mortgaged Property, (i) the exact corporate name of the entity that owns such property as such name appears in its certificate of formation, (ii) if different from the name identified pursuant to clause (i), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (iii) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein.

        IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [ ] day of [ ].


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                                        CRICKET WIRELESS
                                        COMMUNICATIONS, INC.,

                                        By
                                          --------------------------------------
                                        Name:
                                        Title: [Financial Officer]

                                        By
                                          --------------------------------------
                                        Name:
                                        Title: [Legal Officer]